UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12
GOPRO, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A relates to the proposed merger of GoPro, Inc. (“GoPro”), a Delaware corporation, with Starman Optical, Inc., a Delaware corporation (“Merger Sub” or “Starman”), pursuant to the Agreement and Plan of Merger by and among GoPro, Action Acquisitions LLC, a Delaware limited liability company (“Parent”), and Merger Sub, a wholly owned subsidiary of Parent, dated September 1, 2026 (the “Merger”).

This filing contains the following communications by GoPro on September 1, 2026, related to the Merger:

1.Employee email, dated as of September 1, 2026.
2.Customer/Partner/Supplier email, dated as of September 1, 2026.

1.The following is an email message to GoPro employees sent on September 1, 2026

From: Nick Woodman
To: Employees All
Subject: Confidential Update

Team GoPro,

Please respect this email as confidential and do not forward.

Today, we announced that GoPro entered into a definitive agreement to merge with Starman Optical, a privately held U.S.-based optical-photonics company. I encourage you to read the press release we posted to our website.

This transaction is a major milestone in the strategic review process we announced in May, and I believe it's a very positive path for GoPro, our employees, our customers and our shareholders.

Starman Optical has the resources to help us scale-expand our consumer product roadmap, grow our software and subscription business, and broaden the categories we compete to include commercial and defense markets. And they are very strategically positioned in the AI infrastructure industry as an up and coming U.S. manufacturer of optical transceivers that we believe will bring in meaningful high margin revenue to help fund GoPro's growth initiatives into new markets-establishing GoPro over time as a diversified optics and imaging company across consumer, commercial and defense while creating significant value for shareholders.

To do that, they need our collective experience to execute and succeed. It's our collective opportunity to rise to the occasion in each of our respective roles. If you believe you can take on more than you are today-more scope, more ownership, more impact-now is the time to show it. And if you're already executing at a high level, thank you. Let's keep developing and shipping great products on time and at the quality. That's critical as we move forward.

At this time, we won't be sharing more specifics regarding the go-forward strategy. We'll share more details after the deal is closed, which we expect to happen before the end of the year. In the meantime, we will continue to operate the business as usual.

I'm aware of the continued uncertainty this news brings. Please refer to my email above and connect with your manager if you have any questions or concerns.

Thank you for the GoPro you've helped build to date. Moving forward, we build the future GoPro into something broader, more diversified and capable than ever before.

Thank you, all - Nick

2.The following is an email message to GoPro’s customers, partners or suppliers sent on September 1, 2026.

Today we announced that GoPro has entered into a definitive agreement to merge with Starman Optical, a privately held U.S.-based optical-photonics company. You can read the full announcement here: [insert link]

We expect this merger to recapitalize and reposition GoPro to grow our consumer business and expand into AI data center, government, defense and aerospace markets. As part of the transaction, Starman will retire all of GoPro's approximately $92 million of outstanding debt. We expect the transaction to close by the end of 2026.

Looking ahead, the combined company plans to leverage its IP, optics and imaging capabilities across defense, government, robotics and aerospace markets, building on demand for U.S.-made solutions. The combined company also expects to invest in growth and onshore the manufacturing of products for strategic markets. We plan to provide additional information regarding the transaction upon closing.

Day to day, your GoPro experience does not change. We will continue to operate the business as usual. GoPro will remain a publicly listed company and will continue to fully support our existing products and our subscription and cloud service while developing a broader, diversified product roadmap. Products, services and support continue as they are. The current product lineup stays in production and remains available for purchase.

Thank you for being a valued GoPro [customer][partner][supplier].

No Offer or Solicitation

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed transaction involving GoPro and Parent. In connection with the proposed transaction, GoPro intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to stockholders a proxy statement. This document is not a substitute for the proxy statement or any other document that GoPro may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF GOPRO ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GOPRO AND THE PROPOSED TRANSACTION. The materials to be filed by GoPro will be made available to GoPro’s investors and stockholders at no expense to them and copies may be obtained free of charge on GoPro’s website at https://investor.gopro.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

GoPro and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of GoPro stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of GoPro’s executive officers and directors in the solicitation by reading GoPro’s proxy statement for its 2026 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the subsequent Quarterly Reports on Form 10-Q, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of GoPro’s participants in the solicitation, which may, in some cases, be different than those of GoPro’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This filing may contain forward-looking statements including, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance and outlook of GoPro's business, performance and opportunities; the technologies to be added to GoPro's portfolio; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the ability to obtain the requisite approval from stockholders of GoPro; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for GoPro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require GoPro to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on GoPro's ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management's attention from GoPro's ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) changes in general economic, competitive, technological and/or industry-specific conditions affecting the businesses and industries in which GoPro and Starman operate; (x) actions by third parties, including government agencies, (xi) uncertainty regarding the expected financial performance of the combined company following completion of the proposed transaction; (xii) failure to realize the anticipated benefits of the proposed transaction within the expected time frame or at all, including as a result of a delay in completing the proposed transaction or integrating the businesses; (xiii) the ability of the combined company to implement its business strategy; and (xiv) other risk factors detailed from time to time in GoPro's reports filed with the SEC, including GoPro's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, including documents that will be filed with the SEC in connection with the proposed transaction. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. GoPro does not undertake, and expressly disclaims, any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.